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                                                                    Exhibit 5


                            Mayer, Brown, Rowe & Maw

                            190 South La Salle Street

                          Chicago, Illinois 60603-3441



                                                               MAIN TELEPHONE
                                                               (312) 782-0600
                                                                  MAIN FAX
                                                               (312) 701-7711


                                 March 20, 2003


Archstone-Smith Operating Trust
9200 East Panorama Circle, Suite 400
Englewood, Colorado 80112

Gentlemen:

         We have acted as special counsel to Archstone-Smith Operating Trust, a Maryland real estate investment trust ("Archstone-Smith"), in connection with the registration of one or more series of unsecured senior debt securities (the "Debt Securities") of Archstone-Smith as set forth in Archstone-Smith's Registration Statement on Form S-3 being filed with the Securities and Exchange Commission on the date hereof (as amended, the "Registration Statement"), including the prospectus contained therein (the "Prospectus").

         Each series of the Debt Securities will be issued under an Indenture dated as of February 1, 1994, as supplemented by the First Supplemental Indenture, dated as of February 2, 1994 (as so supplemented, the "Indenture"), between Archstone-Smith and U.S. Bank National Association (successor in interest to State Street Bank and Trust Company), as Trustee. Certain terms of the Debt Securities to be issued by Archstone-Smith from time to time will be approved by the sole Trustee of Archstone-Smith as part of the trust action taken and to be taken in connection with the authorization of the issuance of the Debt Securities (the "Trust Proceedings").

         As special counsel to Archstone-Smith, we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, Archstone-Smith's Declaration of Trust and Archstone-Smith's Bylaws, each as amended, restated and supplemented, the Indenture, resolutions of the sole Trustee of Archstone-Smith and such Archstone-Smith records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Archstone-Smith. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

         Based upon and subject to the foregoing assumptions, conditions and limitations set forth herein, we are of the opinion that when the Registration Statement has become effective under the Securities Act of 1933, as amended, and upon the completion of the Trust Proceedings


Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
              Manchester New York Palo Alto Paris Washington, D.C.
Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

     Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We operate in combination with our associated English partnership in the offices listed above.
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Archstone-Smith Operating Trust
March 20, 2003
Page 2



relating to a series of the Debt Securities and the due execution, authentication, issuance and delivery of the Debt Securities of such series, the Debt Securities of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any prospectus supplement relating to such series of the Debt Securities, will be duly authorized and will be binding obligations of Archstone-Smith enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

                                   Sincerely,



                                   /s/ MAYER, BROWN, ROWE & MAW